November 17, 2004

FRANKLIN INVESTORS SECURITIES TRUST
One Franklin Parkway
San Mateo, CA 94403-1906


Gentlemen:

      We propose to acquire the shares of beneficial interest (the "Shares") of each Class ("Class") of Franklin Low Duration Total Return Fund (the "Fund"), a series of Franklin Investors Securities Trust (the "Trust"), as indicated in the chart below.


Fund and Class      #Shares           Price/Share        Total
--------------------------------------------------------------------
Franklin Low
Duration Total       500,000           $10.00         $5,000,000
Return Fund -
Class A
--------------------------------------------------------------------
Total                                                 $5,000,000
--------------------------------------------------------------------


      We will purchase the Shares in a private offering prior to the effectiveness of the Form N-1A registration statement filed by the Trust on behalf of the Fund under the Securities Act of 1933. The Shares are being purchased as the initial seed capital in connection with the operations of the Fund.

      We consent to the filing of this Investment Letter as an exhibit to the Form N-1A registration statement of the Trust.


Sincerely,

FRANKLIN RESOURCES, INC.


By:   /S/ MURRAY L. SIMPSON
      ------------------------
      Murray L. Simpson
      Executive Vice President